Exhibit 99.1

Education Funding Capital Trust-I

Statements to Noteholders

April 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	April 30, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	78,750.00	—
Series 2002A-2	—	—	—
Series 2002A-3	—	—	—
Series 2002A-4	—	—	—
Series 2002A-5	—	72,759.58	—
Series 2002A-6	—	68,273.33	—
Series 2002A-7	—	69,300.00	—
Series 2002A-8	—	80,080.00	—
Series 2002A-9	—	80,080.00	—
Series 2002A-10	10,000,000.00	68,755.56	—
Series 2002A-11	—	78,866.67	—
Series 2002A-12	—	79,473.33	—
Series 2002A-13	—	158,946.67	—
Series 2002B-1	—	38,006.11	—
Series 2002B-2	—	37,333.33	—

	10,000,000.00	910,624.58	—

Information on Each Series of Notes as of:	April 30, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.35%	—
Series 2002A-2	75,000,000.00	2.93%	—
Series 2002A-3	75,000,000.00	2.86%	—
Series 2002A-4	67,800,000.00	3.25%	—
Series 2002A-5	64,500,000.00	1.35%	—
Series 2002A-6	66,000,000.00	1.30%	—
Series 2002A-7	66,000,000.00	1.35%	—
Series 2002A-8	78,000,000.00	1.35%	—
Series 2002A-9	78,000,000.00	1.32%	—
Series 2002A-10	58,000,000.00	1.32%	—
Series 2002A-11	78,000,000.00	1.35%	—
Series 2002A-12	78,000,000.00	1.35%	—
Series 2002A-13	78,000,000.00	1.33%	—
Series 2002B-1	33,700,000.00	1.47%	—
Series 2002B-2	32,000,000.00	1.45%	—

	1,003,000,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

April 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:			April 30, 2003

Principal Balance of Financed Student Loans			937,886,152.91
Accrued Interest on Financed Student Loans			6,690,237.14
Cash and Investment Balance			42,226,203.38
Accrued Interest on Cash and Investments			36,799.75

			986,839,393.18

Accrued Interest and Fees with respect to the Notes			3,219,303.69

Parity Percentage			98.07%

Senior Parity Percentage			104.94%

Rollforward of Indenture Funds during month ended:			April 30, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	5,115,000.00	21,758,465.59
Withdrawals	—	—	(68,596.25)
Deposits		—	—

Ending Balance	—	5,115,000.00	21,689,869.34

Amounts allocated during month ended:			April 30, 2003

Servicing fees			104,652.72
Administration fee			—
Auction agent fee			6,238.64
Broker dealer fee			155,965.99
Calculation agent fee			—
Trustee fee			—

			266,857.35

Activity on Financed Student Loans during month ended:			April 30, 2003

Recoveries of Principal			8,296,785.11

Recoveries of Interest			4,139,080.99

Acquisitions of Financed Student Loans			—

Sales of Financed Student Loans			—

Initial federal reimbursement claims			241,027.00

Rejected federal reimbursement claims			—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

April 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	26,292	680,789,920	72.59%	25,893
Repayment – Delinquent	2,862	77,882,424	8.30%	27,213
Forbearance	1,759	64,291,422	6.85%	36,550
Deferment	3,395	114,922,387	12.25%	33,850

Total Repayment	34,308	937,886,153	100.00%	27,337

Total Portfolio	34,308	937,886,153	100.00%	27,337

Breakdown of Delinquent:
11 – 30 days	1,132	29,785,343	38.24%	26,312
31 – 60 days	706	19,529,679	25.08%	27,662
61 – 90 days	306	8,299,642	10.66%	27,123
91 – 120 days	152	4,424,920	5.68%	29,111
121 – 150 days	183	5,792,123	7.44%	31,651
151 – 180 days	93	2,389,135	3.07%	25,690
181 – 210 days	136	3,783,076	4.86%	27,817
211 – 240 days	67	1,673,097	2.15%	24,972
241 – 270 days	66	1,730,110	2.22%	26,214
Over 270 days	6	86,210	0.11%	14,368
Claim Filed	15	389,089	0.50%	25,939

Total Delinquent	2,862	77,882,424	100.00%	27,213

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	34,308	937,886,153	100.00%	27,337
CEL – Guaranteed	0	0	0.00%	0
CEL – Self Guaranteed	0	0	0.00%	0

Total	34,308	937,886,153	100.00%	27,337

CEL: Consumer Education Loans (non-federally guaranteed loans)